UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2020

HighPoint Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38435	82-3620361
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

555 17th Street, Suite 3700

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.001 par value	HPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On November 9, 2020, Bonanza Creek Energy, Inc., a Delaware corporation (“BCEI”), Boron Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of BCEI (“Merger Sub”), and HighPoint Resources Corporation, a Delaware corporation (“HPR”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for BCEI’s acquisition of HPR.

The Merger Agreement, among other things, provides for (i) the merger of Merger Sub with and into HPR (the “Merger”), with HPR continuing its existence as the surviving corporation following the Merger (the “Surviving Corporation”); and (ii) the commencement by BCEI of an exchange offer (the “Exchange Offer”) and consent solicitation by HPR of a prepackaged plan of reorganization for HPR and its subsidiaries (the “Prepackaged Plan” and, together with the Exchange Offer, the “HPR Restructuring Transactions”) to effect the exchange of any and all of the 7.0% Senior Notes of HPR due October 15, 2022 and the 8.75% Senior Notes of HPR due June 15, 2025 (collectively, the “HPR Senior Notes”) for shares of BCEI common stock, par value $0.01 per share (“BCEI Common Stock”), and senior unsecured notes to be issued by BCEI in connection with the Exchange Offer (the “BCEI Senior Notes”), such HPR Restructuring Transactions to be consummated simultaneously with the effective time of the Merger (the “Effective Time”). The board of directors of HPR (the “HPR Board”) has unanimously declared advisable and approved the Merger Agreement and the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the HPR Restructuring Transactions (collectively, the “Transactions”). Upon execution of the Merger Agreement, HPR paid BCEI $6,000,000 (the “Transaction Expense Fee”) in consideration for, among other things, the costs and expenses to be incurred by BCEI to pursue consummation of the Transactions.

Following the closing of the Merger and the HPR Restructuring Transactions (the “Closing”), BCEI’s existing stockholders will own approximately 68% of the issued and outstanding shares of the combined company and HPR’s existing stockholders and the holders of HPR Senior Notes will own approximately 32% of the issued and outstanding shares of the combined company. Existing stockholders of HPR are expected to own 1.6% of the combined company while participating holders of HPR Senior Notes are expected to own 30.4% of the combined company and up to $100 million of BCEI Senior Notes, and the transaction implies a fixed exchange ratio of 0.114 shares of BCEI common stock for each outstanding share of HPR common stock, par value $0.001 per share (“HPR Common Stock”).

In connection with the Merger, each issued and outstanding share of HPR Common Stock (excluding (i) any shares of HPR Common Stock held by HPR as treasury shares or by BCEI or Merger Sub immediately prior to the Effective Time and, in each case, not held on behalf of third parties and (ii) any shares of HPR Common Stock held by any direct or indirect subsidiary of HPR or BCEI (other than Merger Sub) but including (x) awards of restricted HPR Common Stock that are outstanding immediately prior to the Effective Time and (y) shares of HPR Common Stock underlying awards of restricted stock units issued pursuant to HPR’s 2012 Equity Incentive Plan that are outstanding or payable immediately prior to the Effective Time (collectively, the “Eligible Shares”)) will be converted into the right to receive a number of shares of BCEI Common Stock (the “Merger Consideration”) obtained by dividing 490,221 shares of BCEI Common Stock by the Eligible Shares, rounding the resulting number of shares to five decimal places. Cash will be paid in lieu of any fractional shares of BCEI Common Stock that otherwise would have been issued to any holder of HPR Common Stock in the Merger. Following November 19, 2020, each share of BCEI Common Stock issued as part of the Transactions includes a right to purchase one-one thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of BCEI pursuant to the terms of the tax benefits preservation plan entered into concurrently with the execution and delivery of the Merger Agreement between BCEI and Broadridge Corporate Issuer Solutions, Inc.

Exchange Offer

After signing, BCEI has agreed to commence the Exchange Offer in which BCEI will offer, in exchange for any and all of the $625 million in aggregate principal amount outstanding of HPR Senior Notes, to (i) issue to all tendering holders of HPR Senior Notes (x) an aggregate of 9,314,214 shares of BCEI Common Stock and (y) BCEI Senior Notes in an aggregate principal amount equal to (a) if the HPR Chapter 11 Cases are not commenced, (1) $100 million minus (2) the outstanding principal amount of the HPR Senior Notes that do not tender into the Exchange Offer or (b) if the HPR Chapter 11 Cases are commenced, $100 million, and (ii) solely if HPR has not filed the HPR Chapter 11 Cases, pay in cash on the Closing Date all accrued and unpaid interest to, but excluding, the Closing Date, on the tendering HPR Senior Notes.

The Exchange Offer will expire at 11:59 p.m., New York City time, on the twentieth business day after commencement thereof or such later time and date as otherwise agreed by the parties (the “Exchange Offer Expiration Date”).

BCEI’s obligations under the Exchange Offer are conditioned upon the satisfaction of the closing conditions in the Merger Agreement and the Minimum Participation Condition (as defined below). Holders of HPR Senior Notes who tender into the Exchange Offer will also be required to (a) vote to accept the Prepackaged Plan; (b) consent to certain amendments to the indentures governing the HPR Senior Notes that eliminate any covenants of the HPR Senior Notes which may be modified or eliminated by majority vote of holders of the HPR Senior Notes (the “Other Indenture Amendments”), including, without limitation, covenants restricting incurrence of secured debt and asset dispositions, which could result in the incurrence of secured debt by, or the transfer of assets, from HPR; (c) consent to amend the definition of “Change of Control” and other related provisions in the indentures governing the HPR Senior Notes to expressly exclude the Transactions from such provisions (which amendment will be subject to a consent fee of $2.50 per $1,000 principal amount of the HPR Senior Notes (the “Change of Control Amendment Consent Fee”), to be paid by HPR promptly upon satisfaction of the Minimum Participation Condition) (the “Change of Control Amendment”); and (d) waive any existing defaults on or with respect to the HPR Senior Notes and any rights to rescind their acceptance of the Exchange Offer after the Exchange Offer Expiration Date.

Subject to the satisfaction of the Minimum Participation Condition, HPR Senior Notes that are not accepted in the Exchange Offer will remain outstanding as obligations of BCEI or the Surviving Corporation, as applicable, after consummation of the Merger, and BCEI or the Surviving Corporation, as applicable, alone will be obligated to comply with the terms thereof, except as otherwise provided in the Prepackaged Plan or the Confirmation Order if the HPR Chapter 11 Cases are commenced.

If HPR has not filed the HPR Chapter 11 Cases, promptly upon receipt of consents of holders of a majority of the outstanding principal amount of a series of HPR Senior Notes, HPR will execute the applicable supplemental indenture providing for the Change of Control Amendment and the Other Indenture Amendments, each supplemental indenture to become effective immediately upon the execution and delivery thereof (each, a “Supplemental Indenture Effective Date”), with (x) each applicable Change of Control Amendment to be operative upon payment of the Change of Control Amendment Consent Fee and (y) the Other Indenture Amendments to become operative only as of the Effective Time.

Out-of-Court vs. In-Court Closing

On November 9, 2020, HPR, certain of its affiliates, the HPR Consenting 7% Noteholders (as defined in the Transaction Support Agreement and which hold at least 73% of the aggregate outstanding principal amount of the 7% Notes), the HPR Consenting 8.75% Noteholders (as defined in the Transaction Support Agreement and which hold at least 97% of the aggregate outstanding principal amount of the 8.75% Notes) and the HPR Consenting Shareholders (as defined in the Transaction Support Agreement and which hold at least 46.5% of the equity interests of HPR) entered into a transaction support agreement (the “Transaction Support Agreement”), providing for, among other things, the consent of the HPR Consenting Noteholders and the HPR Consenting Shareholders with respect to the Transactions.

The parties intend to consummate the Merger and the Exchange Offer on an out-of-court basis if, on the date (the “Determination Date”) that is three business days after the Exchange Offer Expiration Date, (i) HPR’s stockholders have approved the Merger and (ii) 97.5% or more of the aggregate outstanding principal amount of HPR Senior Notes and a majority of the outstanding principal amount of each series of HPR Senior Notes validly tender in the Exchange Offer (the “Minimum Participation Condition”).

In the event such conditions are not met on the Determination Date, then HPR may file a voluntary petition for bankruptcy relief (the “HPR Chapter 11 Cases”) and seek entry of a confirmation order of the Prepackaged Plan by the Bankruptcy Court (the “Confirmation Order”) if certain conditions (the “Requisite Conditions to the

Prepackaged Plan”) are satisfied, including obtaining the requisite votes accepting the Prepackaged Plan and a firm commitment for senior secured debt financing with aggregate available commitments (drawn and undrawn, collectively) of not less than $250 million in principal amount, as set forth in the Merger Agreement and Transaction Support Agreement.

If, on the Determination Date, (i) either (a) the Minimum Participation Condition is not satisfied or (b) HPR’s stockholders have not approved the Merger and (ii) the Requisite Conditions to the Prepackaged Plan are not satisfied, then HPR will have until April 8, 2021 to either (1) satisfy both conditions in the foregoing clause (i) and close the Merger on an out-of-court basis or (2) satisfy the Requisite Conditions to the Prepackaged Plan and file the HPR Chapter 11 Cases and seek entry of a Confirmation Order with respect to the Prepackaged Plan.

At any time after signing, in the event the HPR Board determines that it is in the best interests of HPR, (i) HPR may file the HPR Chapter 11 Cases and seek to satisfy the Requisite Conditions to the Prepackaged Plan and otherwise seek a Confirmation Order approving the Prepackaged Plan, and (ii) BCEI will seek to obtain stockholder approval, be bound by the terms of the Merger Agreement, and consummate the Merger through the Prepackaged Plan if the Prepackaged Plan is confirmed by no later than May 24, 2021, and the other conditions to the Merger have been satisfied after entry of the Confirmation Order (but prior to the Outside Date (as defined below)).

Governance

The Merger Agreement provides that immediately prior to the Closing, two existing members of the board of directors of BCEI (the “BCEI Board”) will resign, and at Closing, the new BCEI Board will consist of seven members, (i) five of whom will be designated by BCEI (one of whom will be Brian Steck as the Chairman of the Board) and (ii) two of whom will be designated by the Supporting Noteholders (as defined in the Merger Agreement) and will be acceptable to BCEI and determined to be independent by the BCEI Board. Upon consummation of the Merger, the officers and directors of Merger Sub as of immediately prior to the Effective Time will be the officers and directors of the combined company.

Conditions to the Merger

The Closing is conditioned on certain conditions, including, among others, (i) either (a) the receipt of the required approvals from HPR’s stockholders or (b) the entry of the Confirmation Order which would otherwise enable the Transactions to occur without the approval of HPR’s stockholders, (ii) the receipt of the required approvals from BCEI’s stockholders, (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Act and the obtaining of any approvals required pursuant to any other applicable antitrust laws, (iv) the absence of any law or order prohibiting the consummation of the Merger, (v) the effectiveness of (a) the Registration Statement on Form S-4 pursuant to which the shares of BCEI Common Stock and BCEI Senior Notes issuable in the Merger and (b) the Registration Statement on Form S-4 pursuant to which the shares of BCEI Common Stock issuable in the Exchange Offer, in each case, are registered with the Securities and Exchange Commission (the “SEC”), (vi) either (a)(1) the Minimum Participation Condition has been satisfied and (2) the Supplemental Indenture Effective Date shall have occurred or (b) the Confirmation Order will have been entered confirming the Prepackaged Plan and all conditions to the Effective Time occurring under the Prepackaged Plan will have been satisfied or waived, (vii) the authorization for listing of BCEI Common Stock issuable in the Merger and in the Exchange Offer on the New York Stock Exchange, and (viii) the delivery of an opinion of counsel to HPR to the effect that the Merger should qualify as a reorganization within the meaning of Section 368(a) of the Code. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions), and the other party having performed in all material respects its obligations under the Merger Agreement. BCEI’s obligation to consummate the Merger is also conditioned on BCEI procuring (through an amendment to its credit facility or a new credit facility) senior secured debt financing with aggregate available commitments (drawn and undrawn, collectively) of not less than $250 million in principal amount.

Termination Rights

The Merger Agreement contains certain termination rights for both BCEI and HPR, including, among others:

(i)

by either BCEI or HPR, if any governmental entity shall have issued an order, decree, ruling or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and the same shall have become final and nonappealable;

(ii)

by either BCEI or HPR, if the Merger shall not have been consummated by 5:00 p.m. Denver, Colorado time on (a) April 8, 2021 if no HPR Chapter 11 Cases have been filed by that date or (b) thirty days following the date by which the Confirmation Order must be entered if the HPR Chapter 11 Cases have been filed (each such date, the “Outside Date”);

(iii)

by either BCEI or HPR, if the other party breaches any of its representations, warranties, covenants or other agreements in the Merger Agreement that cannot be or is not cured in accordance with the terms of the Merger Agreement and such breach would cause applicable closing conditions not to be satisfied;

(iv)

by either BCEI or HPR, if (a) either the requisite HPR stockholder approval shall not have been obtained upon a vote at a duly held meeting or the Minimum Participation Condition is not satisfied and (b) the Confirmation Order which would otherwise enable the Transactions to occur without the requisite HPR stockholder approval or satisfaction of the Minimum Participation Condition has not been entered on or prior to the Outside Date;

(v)	by either BCEI or HPR, if the requisite BCEI stockholder approval shall not have been obtained upon a vote at a duly held meeting;

(vi)	by either BCEI or HPR, if the other party’s board of directors changes its recommendation with respect to the Transactions;

(vii)

by either BCEI or HPR, in order to enter into a definitive agreement with respect to a Parent Superior Proposal (as defined in the Merger Agreement) or Company Superior Proposal (as defined in the Merger Agreement), respectively, for an alternative transaction received by such party, subject to such party (a) not having willfully and materially breached its obligations with respect to its no-shop covenant in the Merger Agreement, (b) entering into such definitive agreement substantially concurrently with the termination of the Merger Agreement, and (c) paying a termination fee concurrently with such termination;

(viii)

by either BCEI or HPR, if (a)(1) the Minimum Participation Condition is not satisfied or (2) the requisite HPR stockholder approval is not obtained, and (b) the requisite conditions to the Prepackaged Plan are not satisfied prior to April 8, 2021; and

(ix)

by HPR (other than with respect to clauses (c) or (d)) or BCEI if (a) the Transaction Support Agreement (as defined below) is terminated prior to the Effective Time and the Transactions are otherwise unable (or become unable) to be consummated pursuant to the terms of the Merger Agreement, BCEI or HPR, as applicable, terminates the Merger Agreement under one of its other termination rights, then HPR will be deemed to have terminated under this clause (ix)(a)), as long as (w) HPR is not then entitled to terminate the Merger Agreement under clause (iii) above, (x) HPR is not, at the time of the termination of the Transaction Support Agreement, then entitled to terminate the Merger Agreement under clause (v) above, (y) BCEI has not, at any time prior to the termination of the Transaction Support Agreement, effected a change of recommendation by the BCEI board, and (z) BCEI does not terminate the Merger Agreement under clause (vii) above; (b) the Confirmation Order is not entered within 45 days of the commencement or the HPR Chapter 11 Cases or by May 24, 2021, as applicable, (c) the Prepackaged Plan is modified in violation of the Merger Agreement, (d) the Prepackaged Plan is withdrawn without the prior written consent of BCEI, (e) the Bankruptcy Court enters an order denying confirmation of the Prepackaged Plan, (f) the Bankruptcy Court enters an order terminating the HPR’s exclusive right to file and/or solicit acceptances of a plan of reorganization; (g) the Bankruptcy Court enters an order terminating HPR’s exclusive right to file and/or solicit acceptances of a plan of reorganization; or (h) the Bankruptcy Court enters an order (1) converting the HPR Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code or (2) appointing an examiner with expanded powers beyond those set forth in the Bankruptcy Code or a trustee in the HPR Chapter 11 Cases.

If the Merger Agreement is terminated by BCEI in accordance with clauses (vi), (ix)(c) or (ix)(d) above, by BCEI or HPR in accordance with clause (ix)(a) above or by HPR in accordance with clause (vii) above, then HPR shall be required to pay BCEI a termination fee of $15 million (the “HPR Termination Fee”) that is offset by the Transaction Expense Fee, and if the Merger Agreement is terminated by HPR in accordance with clause (vi) above or by BCEI in accordance with clause (vii) above, then BCEI shall be required to pay HPR a termination fee of $15 million (the “BCEI Termination Fee”). If the Merger Agreement is terminated by BCEI or HPR pursuant to clause (iv) above, then HPR shall be required to pay BCEI the Parent Expenses (as defined in the Merger Agreement), and if the Merger Agreement is terminated by BCEI or HPR pursuant to clause (v) above following a change of recommendation by the BCEI board, then BCEI shall be required to pay HPR the Company Expenses (as defined in the Merger Agreement). If (1) (A) BCEI or HPR terminates the Merger Agreement pursuant to clause (iv) above or (B) HPR terminates the Merger Agreement pursuant to clause (ii) above at a time when BCEI would be permitted to terminate the Merger Agreement pursuant to clause (iii) above or BCEI terminates the Merger Agreement pursuant to clause (iii) above and on or prior to the date of such termination, a Company Competing Proposal (as defined in the Merger Agreement) shall have been announced or disclosed and not withdrawn without qualification at least seven business days prior to the HPR special meeting of stockholders or the date of such termination, as applicable, and (2) within twelve months of such termination, HPR enters into a definitive agreement with respect to a Company Competing Proposal (or publicly approves or recommends to the HPR stockholders a Company Competing Proposal) or consummates a Company Competing Proposal, HPR shall pay BCEI the HPR Termination Fee, provided that if the termination is pursuant to clause (iv) above, the HPR Termination Fee shall be offset by the amount of any Parent Expenses actually paid in excess of the Transaction Expense Fee and not by the Transaction Expense Fee. Under reciprocal specified circumstances (except clause (1) above will refer to a termination be BCEI or HPR under the termination right set forth in clause (v) instead of clause (iv)), BCEI will be required to pay the BCEI Termination Fee to HPR and reimburse the Transaction Expense Fee.

Treatment of HPR Equity Awards

The Merger Agreement provides for the following treatment of HPR equity awards granted under HPR’s 2012 Equity Incentive Plan (the “HPR Equity Plan”):

(i)

Each outstanding award of restricted HPR Common Stock issued pursuant to the HPR Equity Plan that is outstanding immediately prior to the Effective Time (each, an “HPR Stock Award”) will terminate and be cancelled as of immediately prior to the Effective Time and be converted into the right to receive the Merger Consideration, net of any taxes withheld (which taxes shall be withheld by the Surviving Corporation and deemed conveyed to the holder as shares of BCEI Common Stock that would otherwise be received by the holder), with respect to the numbers of shares of HPR Common Stock subject to such HPR Stock Award immediately prior to the Effective Time.

(ii)

Each outstanding award of restricted stock units issued pursuant to the HPR Equity Plan that is outstanding or payable immediately prior to the Effective Time (each, an “HPR RSU Award”), whether vested or unvested, will terminate and be cancelled as of immediately prior to the Effective Time and be converted into the right to receive Merger Consideration, net of any taxes withheld (which taxes shall be withheld by the Surviving Corporation and deemed conveyed to the holder as shares of BCEI Common Stock that would otherwise be received by the holder), with respect to the number of shares of HPR Common Stock subject to such HPR RSU Award immediately prior to the Effective Time.

Other Terms of the Merger Agreement

BCEI and HPR each have made customary representations, warranties and covenants in the Merger Agreement, in each case generally subject to customary materiality qualifiers. Among other things, each party has agreed, subject to certain exceptions, (i) to conduct its business in the ordinary course, from the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, and not to take certain actions prior to the Closing without the prior written consent of the other party, (ii) not to solicit alternative business combination transactions and (iii) not to engage in discussions or negotiations regarding any alternative business combination transactions. Additionally, pursuant to the terms of the Merger Agreement, the parties will use their reasonable best efforts to procure, through the amendment or restatement of BCEI’s current credit facility, through a new credit facility, or any combination of the foregoing, senior secured debt financing on terms reasonably acceptable to BCEI with aggregate available commitments (drawn and undrawn, collectively) of not less than $250 million in principal amount as of the Effective Time.

The foregoing summary of the Merger Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about BCEI, HPR or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of BCEI, HPR or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by BCEI or HPR. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about BCEI or HPR and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the SEC.

Stockholder Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, Fifth Creek Energy Company, LLC (“Fifth Creek”) entered into a voting and support agreement with BCEI, Merger Sub and HPR (the “Stockholder Support Agreement”) with respect to all shares of HPR Common Stock beneficially owned by Fifth Creek, and any additional shares of HPR Common Stock of which Fifth Creek acquires record and/or beneficial ownership between the date of the Stockholder Support Agreement and the termination of the Stockholder Support Agreement (the “Stockholder Support Agreement Shares”). As of the date of the Stockholder Support Agreement, Fifth Creek beneficially owned approximately 2 million shares of HPR Common Stock, which represents approximately 46.5% of the total issued and outstanding shares of HPR Common Stock as of such date.

Pursuant to the Stockholder Support Agreement, Fifth Creek has agreed to, among other things, (i) vote all of the Stockholder Support Agreement Shares (a) in favor of the approval of the Merger Agreement and specified related actions and (b) against specified actions that would adversely affect, discourage or delay the Merger, including specified actions that contemplate alternative transactions, (ii) support the Transactions, including the Merger and the Plan, (iii) not solicit competing proposals or offers for other deals, (iv) not initiate any proceeding of any kind with respect to the HPR Chapter 11 Cases, and (v) subject to certain exceptions, transfer any of its shares of HPR Common Stock.

The Stockholder Support Agreement will terminate upon the earlier of (i) the date the Merger Agreement is validly terminated in accordance with its terms, (ii) the Effective Time, (iii) the date of any modification, waiver or amendment to the Merger Agreement effected without Fifth Creek’s consent that (a) decreases the amount or changes the form of consideration payable to all of the stockholders of HPR pursuant to the terms of the Merger Agreement or (b) otherwise materially adversely affects the interests of Fifth Creek, (iv) the mutual written consent of the parties, (v) the Outside Date and (vi) the occurrence of a Company Change of Recommendation (as defined in the Merger Agreement) pursuant to the Merger Agreement.

The foregoing summary of the Stockholder Support Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Stockholder Support Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Transaction Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, HPR, certain of its affiliates, the HPR Consenting Noteholders and the HPR Consenting Shareholders have entered into the Transaction Support Agreement. BCEI and Merger Sub are express third party beneficiaries of certain provisions in the Transaction Support Agreement, including provisions relating to, among other things, (i) the obligation by the HPR Consenting Noteholders to tender all of their HPR Senior Notes in the Exchange Offer, (ii) the obligation by the HPR Consenting Shareholders to vote their shares of HPR Common Stock (a) in favor of the approval of the Merger Agreement and specified related actions and (b) against specified actions that would adversely affect, discourage or delay the Merger, including specified actions that contemplate alternative transactions, (iii) the obligation by the HPR Consenting Noteholders and the HPR Consenting Shareholders (collectively, the “Consenting Stakeholders”) to vote their respective Company Claims/Interests (as defined in the Transaction Support Agreement) to accept the Prepacked Plan, and (iv) certain representations and warranties of the Consenting Stakeholders.

The foregoing summary of the Transaction Support Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Transaction Support Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition

On November 9, 2020, HPR issued a press release containing financial and operating results for the third quarter of 2020. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 7.01.	Regulation FD Disclosure

Cleansing Material

In connection with the Transactions, HPR engaged in confidential discussions and negotiations under Confidentiality Agreements (the “NDAs”) with certain holders (and/or investment advisors or managers of discretionary funds, accounts or other entities for such holders) of the HPR Senior Notes (the “Holders”). As part of such discussions and negotiations, HPR’s management provided the Holders the information in the presentation attached hereto as Exhibit 99.2 (the “Presentation”).

Pursuant to the NDAs, HPR agreed to publicly disclose certain information, including the information in the Presentation (the “Cleansing Material”), upon the occurrence of certain events set forth in the NDAs. The Cleansing Material was prepared solely to facilitate a discussion with the parties to the NDAs and was not prepared with a view toward public disclosure and should not be relied upon to make an investment decision with respect to HPR. The Cleansing Material should not be regarded as an indication that HPR or any third party consider the Cleansing Material to be a reliable prediction of future events, and the Cleansing Material should not be relied upon as such. Neither HPR nor any third party has made or makes any representation to any person regarding the accuracy of any Cleansing Material or undertakes any obligation to publicly update the Cleansing Material to reflect circumstances existing after the date when the Cleansing Material was prepared or conveyed or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Cleansing Material are shown to be in error. In the event any transaction occurs in the future, the terms of any such transaction may be materially different than the terms set forth in the Cleansing Material. However, no assurance can be given that any such transaction will occur at all.

The foregoing description of the Cleansing Material does not purport to be complete and is qualified in its entirety by reference to the complete Presentation attached as Exhibit 99.2 hereto.

Press Releases and Investor Presentation

On November 9, 2020, HPR and BCEI issued a joint press release announcing the Transactions. A copy of the press release is furnished as Exhibit 99.3 hereto.

On November 9, 2020, HPR provided information regarding the Transactions in an investor presentation, a copy of which is furnished as Exhibit 99.4 hereto.

The information included in Item 2.02 of this Current Report on Form 8-K is incorporated by reference into this Item 7.01 of this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of November 9, 2020, by and among Bonanza Creek Energy, Inc., Boron Merger Sub, Inc. and HighPoint Resources Corporation

10.1	Voting and Support Agreement, dated as of November 9, 2020, by and among Bonanza Creek Energy, Inc., Boron Merger Sub, Inc., HighPoint Resources Corporation and Fifth Creek Energy Company, LLC

10.2	Transaction Support Agreement, dated as of November 9, 2020, by and among HighPoint Resources Corporation, HighPoint Resources Corporation, HighPoint Operating Corporation, Fifth Pocket Production, LLC, HPR Consenting 7% Noteholders, HPR Consenting 8.75% Noteholders, and HPR Consenting Shareholders (as such terms are defined therein)

99.1	HPR Press Release, dated November 9, 2020

99.2	Presentation, dated November 9, 2020

99.3	Joint Press Release, dated November 9, 2020

99.4	Investor Presentation, dated November 9, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

No Offer or Solicitation

This communication relates to the Merger, which includes the commencement of the Exchange Offer and solicitation of the Prepackaged Plan to effect the exchange of HPR Senior Notes for shares of BCEI Common Stock, or BCEI Senior Notes to be issued by BCEI in connection with the Exchange Offer.

Communications in this document do not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the Transactions, the Exchange Offer or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Important Additional Information

In connection with the Transactions, BCEI and HPR intend to file materials with the SEC, including (1) a joint proxy statement in preliminary and definitive form (the “Joint Proxy Statement”), (2) a consent solicitation and prospectus with respect to the Exchange Offer (the “Exchange Prospectus”), of which the Prepackaged Plan will be a part, (3) a Registration Statement on Form S-4 with respect to the Merger (the “Merger Registration Statement”), of which the Joint Proxy Statement will be a part, and (4) a Registration Statement on Form S-4 with respect to the Exchange Offer (together with the Merger Registration Statement, the “Registration Statements”), of which the Exchange Prospectus will be a part. After the Registration Statements are declared effective by the SEC, BCEI and HPR intend to send the definitive form of the Joint Proxy Statement to the shareholders of BCEI and the shareholders of HPR, and BCEI and HPR intend to send the definitive form of the Exchange Prospectus to the debt holders of HPR. These documents are not substitutes for the Joint Proxy Statement, Exchange Prospectus or Registration Statements or for any other document that BCEI or HPR may file with the SEC and send to BCEI’s shareholders or HPR’s shareholders or debt holders in connection with the Transactions. INVESTORS AND SECURITY HOLDERS OF BCEI AND HPR ARE URGED TO CAREFULLY AND THOROUGHLY READ THE JOINT PROXY STATEMENT, REGISTRATION STATEMENTS AND EXCHANGE PROSPECTUS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY BCEI AND HPR WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BCEI, HPR, THE TRANSACTIONS, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors will be able to obtain free copies of the Registration Statements, Joint Proxy Statement and Exchange Prospectus, as each may be amended from time to time, and other relevant documents filed by BCEI and HPR with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by BCEI will be available free of charge from BCEI’s website at www.bonanzacrk.com under the “For Investors” tab or by contacting BCEI’s Investor Relations Department at (720) 225-6679 or slandreth@bonanzacrk.com. Copies of documents filed with the SEC by HPR will be available free of charge from HPR’s website at www.hpres.com under the “Investors” tab or by contacting HPR’s Investor Relations Department at (303) 312-8514 or lbusnardo@hpres.com.

Participants in the Solicitation

BCEI, HPR and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from BCEI’s shareholders and HPR’s shareholders in connection with the Transactions. Information regarding the executive officers and directors of BCEI is included in its definitive proxy statement for its 2020 annual meeting filed with the SEC on April 24, 2020. Information regarding the executive officers and directors of HPR is included in its definitive proxy statement for its 2020 annual meeting filed with the SEC on March 18, 2020. Additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the Registration Statements, Joint Proxy Statement and other materials when they are filed with the SEC in connection with the Transactions. Free copies of these documents may be obtained as described in the paragraphs above.

Forward-Looking Statements and Cautionary Statements

Certain statements in this document concerning the Transactions, including any statements regarding the expected timetable for completing the Transactions, the results, effects, benefits and synergies of the Transactions, future opportunities for the combined company, future financial performance and condition, guidance and any other statements regarding BCEI’s or HPR’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding BCEI and HPR’s plans and expectations with respect to the Transactions and the anticipated impact of the Transactions on the combined company’s results of operations, financial position, growth opportunities and competitive position. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the possibility that shareholders of BCEI may not approve the issuance of new shares of BCEI common stock in the Transactions or that shareholders of HPR may not approve the Merger Agreement; the risk that a condition to closing of the Transactions may not be satisfied, that either party may terminate the Merger Agreement or that the closing of the Transactions might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of BCEI and HPR; the effects of the business combination of BCEI and HPR, including the combined company’s future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; regulatory approval of the transaction; the effects of commodity prices; the risks of oil and gas activities; the risk that the requisite amount of HPR debt does not participate in the Exchange Offer and that HPR may need to reorganize in bankruptcy as a result; the risks and unpredictability inherent in the bankruptcy process; and the fact that operating costs and business disruption may be greater than expected following the public announcement or consummation of the Transactions. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional factors that could cause results to differ materially from those described above can be found in BCEI’s Annual Report on Form 10-K for the year ended December 31, 2019 and in its subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from BCEI’s website at www.bonanzacrk.com under the “For Investors” tab, and in other documents BCEI files with the SEC, and in HPR’s Annual Report on Form 10-K for the year ended December 31, 2019 and in its subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from HPR’s website at www.hpres.com under the “Investors” tab, and in other documents HPR files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither BCEI nor HPR assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2020	HIGHPOINT RESOURCES CORPORATION

	By:	/s/ Kenneth A. Wonstolen
Kenneth A. Wonstolen
Senior Vice President - General Counsel and Secretary